FUNDING AGREEMENT FOR TIER I DEVELOPMENT PROJECT




                                         AMONG




                           HONDO MAGDALENA OIL & GAS LIMITED




                                OPON DEVELOPMENT COMPANY




                                          AND





                            AMOCO COLOMBIA PETROLEUM COMPANY





                                      May 5, 1995

















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                    FUNDING AGREEMENT FOR TIER I DEVELOPMENT PROJECT

        This Agreement made as of the 5th day of May, 1995 among Amoco Colombia Petroleum Company (hereinafter referred to as "AMOCO"), a company incorporated in Delaware, U.S.A., having offices at 200 Randolph Drive, Chicago, Illinois 60601; Hondo Magdalena Oil & Gas Limited, (hereinafter called "HONDO"), a company duly organized and existing under the laws of the Island of Jersey, Channel Islands, having its principal office at 410 East College Boulevard, Roswell, New Mexico 88201, U.S.A.; and Opon Development Company, (hereinafter called "ODC"), a partnership duly formed and existing under the laws of the State of Colorado, U.S.A., having its principal offices at 1675 Broadway, Suite 1050, Denver, Colorado 80202, hereinafter called a Party or the Parties.

                                       WITNESSETH

        A. WHEREAS, as of this date, AMOCO holds a sixty percent (60%) undivided participating interest, ODC holds a ten percent (10%) undivided participating interest, and HONDO holds a thirty percent (30%) undivided participating interest in the Opon Association Contract with Empresa Colombiana de Petroleos ("Ecopetrol"), in the Republic of Colombia ("the Opon Association Contract").

        B. WHEREAS, AMOCO, HONDO and ODC have entered into appropriate Farmout and Operating Agreements dated August 9, 1993 providing for their respective right and obligations to conduct operations under the Opon Association Contract.

        C. WHEREAS, HONDO, ODC and AMOCO have discussed the possibility of Amoco providing assistance with funding HONDO's and ODC's proportionate share of the proposed Budget for the expenditures necessary to complete the Tier I Development Project as defined herein and AMOCO is prepared to extend financing to ODC and HONDO subject to the terms and conditions established in this Agreement.

        NOW THEREFORE, in consideration of the mutual promises contained herein the Parties agree as follows:

        1. AMOCO will pay HONDO's and ODC's proportionate share of expenditures incurred for the proposed seismic programs, pipeline, treating facilities, buildings and other construction expenditures associated with the Tier I Development Project and operating expenses including overhead, during the period of October 1, 1994 to the date one year after the date of first production and sales through the pipeline ("First Production") from the Opon Field as provided herein. The Tier I Development Project are those works and related expenditures defined in Exhibit A attached hereto.

        2. During the period up to the date of First Production, HONDO and ODC will have the option to reimburse AMOCO for all spending described in Paragraph 1 above, made on their behalf for the Tier I Development Project (including their share of any expenditures made by AMOCO on behalf of Ecopetrol's interest in the Tier I Development Project) plus an equity premium equivalent to one and

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             sixty-seven one-hundredths percent (1.67%) interest compounded monthly (twenty-two percent (22%) annualized interest) before tax on all such expenditures incurred through the date of reimbursement to AMOCO from the time funds are disbursed on HONDO and ODC's behalf. If HONDO and ODC reimburse AMOCO during the period up to the date of First Production, HONDO and ODC shall pay AMOCO any equity premiums to which AMOCO is entitled and any sums advanced by AMOCO pursuant to this Agreement in cash. After Amoco has been reimbursed according to the terms of this paragraph, Hondo and ODC will assume full responsibility for funding their shares of all future Tier I Development Project expenses under the terms of the Joint Operating Agreement among AMOCO, HONDO and ODC dated August 9, 1993.

        3. During the period from the date of First Production through the 365th day after the date of First Production, HONDO and ODC will have the option to reimburse AMOCO for all spending, described in Paragraph 1 above, made on their behalf for the Tier I Development Project (including their share of any expenditures made by AMOCO on behalf of Ecopetrol's interest in the Tier I Development Project) plus an equity premium equivalent to one and sixty-seven one-hundredths percent (1.67%) interest compounded monthly (twenty-two percent (22%) annualized interest) before tax on all such expenditures incurred through the date of reimbursement to AMOCO from the time funds are disbursed on HONDO's and ODC's behalf. If HONDO and ODC reimburse AMOCO during the period after the date of First Production through the 365th day after the date of First Production, HONDO and ODC shall pay AMOCO any equity premiums to which AMOCO is entitled and/or any sums advanced by AMOCO pursuant to this Agreement in cash. Any outstanding balance of sums advanced by AMOCO and premium due to AMOCO shall be reduced by, and until any outstanding balance has been reimbursed AMOCO shall be entitled to, (i) HONDO's and ODC's share of production revenues from sales of the first 80 mmcfd natural gas and corresponding condensate and natural gas liquids from the Opon Structure as defined in Exhibit D, (ii) HONDO's and ODC's share of all tariff revenues pertaining to that first 80 mmcfgd received by AMOCO as Operator of the Opon Association Contract Area from transporters of gas through the Tier I Development Project pipeline, and (iii) HONDO's and ODC's share of Ecopetrol's reimbursement pertaining to the Tier I Development Project, as revenues are received. After Amoco has been reimbursed according to the terms of this paragraph, Hondo and ODC will assume full responsibility for funding their shares of all future Tier I Development Project expenses under the terms of the Joint Operating Agreement among AMOCO, HONDO and ODC dated August 9, 1993 and revisions to that Operating Agreement.

        4. From the date of First Production through the 90th day of production, HONDO and ODC will have the option to reimburse AMOCO for all spending, described in Paragraph 1 above, made on their behalf for the Tier I Development Project (excluding their share of any expenditures made by AMOCO on behalf of Ecopetrol's interest in the Tier I Development Project) plus an equity premium equivalent to twenty-five percent (25%) of all such expenditures incurred

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             through the date of reimbursement to AMOCO. If HONDO and ODC reimburse AMOCO during the period from the date of First Production through the 90th day of production, HONDO and ODC shall pay AMOCO any equity premiums to which AMOCO is entitled and any sums advanced by AMOCO pursuant to this Agreement in cash. The sum of all expenditures made by AMOCO on behalf of HONDO and ODC and premium due to AMOCO shall be reduced by, and until any outstanding balance has been reimbursed AMOCO shall be entitled to, (i) HONDO's and ODC's share of production revenues from sales of the first 80 mmcfd natural gas and corresponding condensate and natural gas liquids from the Opon Structure as defined in Exhibit D, (ii) HONDO's and ODC's share of all tariff revenues pertaining to the first 80 mmcfgd received by AMOCO as Operator of the Opon Association Contract Area from transporters of gas through the Tier I Development Project pipeline as of the date of reimbursement, and
             (iii) HONDO's and ODC's share of Ecopetrol's reimbursement pertaining to the Tier I Development Project. After Amoco has been reimbursed according to the terms of this paragraph, Hondo and ODC will assume full responsibility for funding their shares of all future Tier I Development Project expenses under the terms of the Joint Operating Agreement among AMOCO, HONDO and ODC dated August 9, 1993.

        5. If after 365 days past the date of First Production HONDO and ODC have not reimbursed AMOCO for all Tier I Development Project expenditures plus any equity premium as stated above, HONDO and ODC will reimburse AMOCO as follows. The total expenditures made on behalf of HONDO and ODC (including their share of any expenditures made by AMOCO on behalf of Ecopetrol's interest in the Tier I Development Project) shall be computed on the date of First Production. The balance referred to in this paragraph shall be increased after the date of First Production by (a) any additional expenditures on behalf of HONDO and ODC to the extent such expenditures exceed revenues during the month of expenditure, and
             (b) an equity premium equivalent to one and sixty-seven one-hundredths percent (1.67%) interest compounded monthly (twenty-two percent (22%) annualized interest) before tax from the time funds are disbursed. Such balance shall be similarly decreased by (a) any revenues (including any tariffs or reimbursements from Ecopetrol) before tax net of royalties and expenditures attributable to HONDO's and ODC's interest, in the first 80 mmcfd natural gas and corresponding condensate and natural gas liquids produced from the Opon Structure defined in Exhibit D, and (b) any partial payments made by HONDO and ODC. Such increases and decreases shall be applied to such balance as they occur. On the 366th day after the date of First Production such balance shall then be subject to a 100% equity premium. Until such balance plus a 100% equity premium has been reimbursed to AMOCO on an after-tax basis as defined in Paragraph 6, AMOCO shall be entitled to HONDO's and ODC's share of production revenues from sales of the first 80 mmcfd natural gas and corresponding condensate and natural gas liquids from the Opon Structure defined on Exhibit D, HONDO's and ODC's share of all tariff revenues received by Amoco as operator of the Opon Association Contract Area from transporters of gas through the Tier I Development Project pipeline attributable to the above

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             mentioned first 80 mmcfgd, and HONDO's and ODC's share of Ecopetrol reimbursements to the Association.

        6. The after-tax payback of expenditures and premium described in the above Paragraph 5 will be calculated using only production revenue, transportation tariffs, and expenditures associated with the first tranche of 80 mmcfd gross gas sales from the Opon Structure as defined in Exhibit D. Such after-tax payback shall be calculated by applying Colombian taxes to AMOCO's Colombian taxable income under Colombian law that would result from a calculation using only HONDO's and ODC's proportionate share of the revenue from production and transportation tariffs associated with the first tranche of 80 mmcfd gross gas sales from the Opon Structure as defined in Exhibit D and the expenditures made on the behalf of HONDO and ODC. In the event such revenues are available, HONDO and ODC have the option to apply revenues associated with production in excess of the first tranche of 80 mmcfd gross gas sales to the payback of the Tier I Development Project in the same manner as above.

        7. AMOCO's funding of ODC's and HONDO's proportionate share of expenditures as provided herein, shall be secured by HONDO's and ODC's respective share of the first 80 mmcfd natural gas and corresponding condensate and natural gas liquids production from the Opon Structure as defined in Exhibit D.

        8. HONDO and ODC hereby cast their affirmative vote under the Opon Association Contract and that certain Operating Agreement among AMOCO, HONDO and ODC dated August 9, 1993, to declare commerciality of the field once the Opon #4 Well has been drilled and tested. The Parties shall meet to mutually agree on an acceptable development program to be presented to Ecopetrol.

        9. The Parties agree and hereby incorporate the following change to the Joint Operating Agreement among HONDO, ODC and AMOCO:

             (a) The provisions contained in Article 14.2 of the Joint Operating Agreement and Clause 14(m) of the Farmout Agreement among the Parties are deleted hereby. For United States Federal Income Tax purposes, this Agreement and the operations under this Agreement, the Farmout and Joint Operating Agreements are regarded as a partnership, the parties hereby elect to be included in the application of all of the provisions of Sub-Chapter K, Chapter 1, Sub-Title A of the United States Internal Revenue Code of 1986, as amended.
                  AMOCO as Operator is authorized and directed to execute for each Party such evidence of this election as may be required by the Internal Revenue Service. No party shall give any notice or take any other action inconsistent with the election made hereby. The tax partnership created pursuant to this Agreement shall be regulated pursuant to terms and conditions established by a Tax Partnership Agreement that the Parties shall promptly negotiate in good faith, and attach to this Agreement as Exhibit C.


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             (b)  Except for the foregoing modification contained herein, the remaining provision of the Farmout and Joint Operating Agreements among AMOCO, HONDO and ODC shall remain in full force and effect.

             (c) Also, since the Parties desire to introduce some additional changes to the Joint Operating Agreement among AMOCO, HONDO and ODC, the parties shall meet as soon as possible to negotiate in good faith such changes.

        10. The Parties shall immediately negotiate and enter into a mutually acceptable Lifting Agreement to produce and sell the hydrocarbons (including natural gas liquids and condensate) produced from the field under the Opon Association Contract. However, until the time when the Parties execute such Lifting Agreement, AMOCO shall have the right to lift and sell, domestically or internationally, HONDO's and ODC's share of hydrocarbons including natural gas liquids and condensate produced from the Opon Field, at El Centro Gas Processing Plant and/or other facilities and account therefor. Thereafter, the Parties shall comply with the provisions of such Lifting Agreement.

        11. The Parties shall be reimbursed by Ecopetrol pursuant to the terms of the Association Contract, first for the Parties' costs, expenditures and overhead for the Tier I Development Project as established in this Agreement.

        12. HONDO and ODC hereby cast their affirmative vote to AMOCO's proposed Budget for the expenditures necessary to complete the Tier I Development Project which is attached herein as Exhibit B to this Agreement.

        13. Each of the Parties may separately exercise the alternative options described in Paragraphs 2, 3 and 4, without reference to the actions taken by the other Parties. The obligations of the Parties are several and not joint.

        14. The choice of law and dispute resolution provisions of the Farmout and Joint Operating Agreement among HONDO, ODC and AMOCO shall apply to this Agreement and as applicable the remaining provisions of such Agreements.

        15. This Agreement is contingent upon the Parties executing a Memorandum of Understanding with Ecopetrol to proceed with the construction of the pipeline from the Opon Field to Ecopetrol's refinery in Barrancabermeja, Colombia and the corresponding gas processing facilities which are part of the Tier I Development Project as described herein. Therefore, this Agreement shall become effective on the date the Parties execute such Memorandum of Understanding with Ecopetrol.

        16. AMOCO, HONDO and ODC each, respectively, as to its own interests represent and warrant to the others that they have the power and authority to enter into and perform the obligations undertaken by them under this Agreement and their doing so will not violate, nor

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             constitute a default or breach under, any law, contract, loan arrangement, corporate authority or restriction applicable to each of them or to which each of them is a party and the persons executing this Agreement on their behalf are legally authorized to do so.

        17. Payments in kind and production revenue reimbursements as contemplated herein shall follow the principals of the Joint Operating Agreement. Any reimbursement in currency under this Agreement shall be made in U.S. Dollars.

        18. AMOCO will provide to HONDO and ODC monthly statements showing disbursements made and equity premium accrued for the Tier I Development Program.

        19. Where revenues are used to reduce any outstanding balance pursuant to this Agreement, it is the intent of the Parties to deduct excise taxes actually paid before reducing such outstanding balance.






































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        THIS AGREEMENT may be executed in counterparts each of which when executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the day of and year first above written.

        HONDO MAGDALENA OIL & GAS LIMITED

        By:     /s/ C.B. McDaniel
             ---------------------------------
                C. B. McDanlel

        Title: General Counsel and Assistant Secretary

        Date:   May 5, 1995
             ---------------------------------

        AMOCO COLOMBIA PETROLEUM COMPANY

        By:     /s/ T.W. Melson
             ---------------------------------

        Title:  Attorney In Fact
             ---------------------------------

        Date:   May 5, 1995
             ---------------------------------


        OPON DEVELOPMENT COMPANY

        BY:    /s/ Douglas K. Childs
             ---------------------------------

        Title: President of Childs Petroleum Corporation,
               General Partner Chase Petroleum Ltd., General
               Partner of Chase Opon Ltd., Managing General
               Partner of Opon Development Company.

        Date:  May 5, 1995
             ---------------------------------













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                                       EXHIBIT A
                               TIER I DEVELOPMENT PROJECT

        The Tier I Development comprises all expenditures related to the construction and operation of facilities required to make gas sales into the local Colombian gas market. These facilities include field flowlines and production treating facilities, a pipeline to Barrancabermeja, upgrade of gas processing facilities at Ecopetrol's El Centro plant, and construction of a permanent warehouse and personnel housing at the field location. All expenditures for geological and geophysical work, including 2D and 3D seismic surveys, are also included in the Tier I Development Project. The Tier I Development Project includes:

        Flowlines and pipeline to Barrancabermeja (16" pipeline via El Centro)

        El Centro processing equipment and storage upgrades

        Opon Field treating facilities

        Geological and geophysical work programs

        Other construction, including field warehouse and housing

        Operating expenses, including overhead
































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